UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 28, 2025

CorMedix Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-34473	20-5894890
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Connell Drive, Suite 4200 Berkely Heights, NJ	07922
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (908)-517-9500

(Former Name or Former Address, if Changed Since Last Report)

Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	CRMD	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

On August 29, 2025 (the “Closing Date”), CorMedix Inc., a Delaware corporation (the “Company,” “CorMedix,” “we,” “our” and “us”) completed its previously announced merger with Melinta Therapeutics, LLC, a Delaware limited liability company (“Melinta”). Pursuant to that certain Agreement and Plan of Merger, dated August 7, 2025 (the “Merger Agreement”), by and between the Company, Melinta, Coriander BidCo LLC, a Delaware limited liability company and a wholly owned subsidiary of the Company (“Merger Sub”), and Deerfield Private Design Fund IV, L.P., a Delaware limited partnership, solely in its capacity as representative, agent and attorney-in-fact of the Melinta equityholders (the “Members’ Representative”), Merger Sub merged with and into Melinta, with Melinta surviving the merger as a wholly owned subsidiary of the Company (the “Merger”).

Item 1.01. Entry into a Material Definitive Agreement.

Contingent Payment Agreement

On the Closing Date, the Company, Melinta, Deerfield Private Design Fund III, L.P. and Deerfield Private Design Fund IV, L.P. (the “Consenting Melinta Members”) and the Members’ Representative entered into a contingent payment agreement (the “Contingent Payment Agreement”), pursuant to which, in connection with the Merger Agreement and as part of the Merger Consideration payable to the Consenting Melinta Members, the Company will make certain payments to the Contingent Payment Holders (as defined in the Contingent Payment Agreement) as described below.

The Contingent Payment Agreement provides for milestone and net sales based payments. Upon the issuance of the U.S. Food and Drug Administration (“FDA”) marketing approval of (a) the product known as REZZAYOTM (rezafungin) as of the date hereof or as may be modified thereafter, or (b) any product that contains the active ingredient rezafungin, for the prevention or prophylaxis of invasive fungal infections in adult patients undergoing allogeneic stem cell blood and marrow transplant or the regulatory equivalent on or prior to June 30, 2029, the Company shall pay, in cash or common shares, par value $0.001 per share, of the Company (“Common Stock”) at the Company’s election, to the Contingent Payment Holders the following payments:

(i)	if the FDA-approved labeling includes candida, $20 million;

(ii)	if the FDA-approved labeling includes aspergillus, $2.5 million; and

(iii)	if the FDA-approved labeling includes pneumocystis, $2.5 million.

Further, the Contingent Payment Agreement provides that the Company will pay to the Contingent Payment Holders tiered royalties on REZZAYOTM (rezafungin) U.S. net sales and low-single-digit royalties on MINOCIN® (minocycline) U.S. net sales.

The foregoing description of the Contingent Payment Agreement and the transactions contemplated thereby is not intended to be complete and is qualified in its entirety by reference to the full text of the Contingent Payment Agreement, which is attached as Exhibit 10.1 and is incorporated herein by reference.

Registration Rights Agreement

On the Closing Date, the Company and the Consenting Melinta Members entered into a registration rights agreement (the “Registration Rights Agreement”), pursuant to which, among other things, the Company agreed to register for resale, pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), the Merger Shares. One third of the Merger Shares are subject to a 60-day lock-up, and one third of Merger Shares are subject to a 120-day lock-up.

The foregoing description of the Registration Rights Agreement and the transactions contemplated thereby is not intended to be complete and is qualified in its entirety by reference to the full text of the Registration Rights Agreement, which is attached as Exhibit 10.2 and is incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The information contained above under the Introductory Note and Item 1.01, to the extent required by Item 2.01 of Form 8-K, is hereby incorporated by reference herein.

Under the terms and subject to the conditions set forth in the Merger Agreement, at the effective time of the Merger (the “Effective Time”), the Company (i) paid to the Melinta equityholders (including the Consenting Melinta Members) an aggregate of $260 million in cash (subject to adjustment for the Aggregate Exercise Price, Estimated Company Cash, Estimated Company Debt, Estimated Working Capital as compared to the Working Capital Target, and Estimated Transaction Expenses (each as defined in the Merger Agreement)), and (ii) to the Consenting Melinta Members an aggregate of $40 million worth of common shares, par value $0.001 per share, of the Company (the “Merger Shares”). Additionally, the Consenting Melinta Members are eligible to receive certain contingent payments pursuant to the terms of the Merger Agreement, the Contingent Payment Agreement (as defined and described above). The cash consideration was funded by a combination of the Company’s existing cash on hand and a $150 million convertible notes offering.

The foregoing description of the Merger Agreement and the transactions contemplated thereby is not intended to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached as Exhibit 2.1 and is incorporated herein by reference.

Item 3.02. Unregistered Sale of Securities.

The information contained above under Introductory Note, Item 1.01 and 2.01, to the extent required by Item 3.02 of Form 8-K, is hereby incorporated by reference herein. The offer and sale of the securities issued to the Consenting Melinta Members pursuant to the Merger, any securities issuable pursuant to the Contingent Payment Agreement (including any shares of Common Stock) are being made in reliance on the exemption afforded by Section 4(a)(2) of the Securities Act and corresponding provisions of state securities or “blue sky” laws. The securities issued in the Merger and issuable pursuant to the Contingent Payment Agreement, (including any shares of Common Stock) have not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission (the “SEC”) or an applicable exemption from the registration requirements. The issuance and sale of the securities issued in the Merger did not involve a public offering and was made without general solicitation or general advertising.

Neither this Current Report on Form 8-K nor any exhibit attached hereto is an offer to sell or the solicitation of an offer to buy shares of Common Stock or other securities of the Company.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Company announced today that Susan Blum, Elizabeth Hurlburt and Matthew David (each, an “Executive”)have been appointed to serve as the Company’s Chief Financial Officer, Chief Operating Officer and Chief Business Officer, respectively, each effective as of the Closing Date. In their previous roles, Ms. Blum served as the Chief Financial Officer of Melinta, Ms. Hurlburt as EVP, Chief Clinical Strategy and Operations Officer of the Company, and Dr. David as Chief Financial Officer of the Company. Effective as of the Closing Date, Dr. David ceased to serve, and Ms. Blum commenced serving, as the Company’s principal financial officer.

Ms. Blum was previously the Chief Financial Officer of Melinta. Ms. Blum joined Melinta in 2016 as the company’s Controller and then served as Vice President of Finance & Chief Accounting Officer prior to being appointed to the Chief Financial Officer position in 2021. Prior to joining Melinta, Ms. Blum served as Corporate Controller at Textura Corporation from 2013 to 2016, supporting the company’s IPO and transformation into a publicly-traded organization. Ms. Blum also served in leadership roles at Orbitz Worldwide, Inc. (NYSE: OWW) from 2011 to 2013 and at Facet Biotech Corporation and PDL BioPharma, Inc. (Nasdaq: PDLI) from 2004 to 2010, where she was responsible for such functions as external reporting and related compliance, technical accounting and internal controls over financial reporting. Ms. Blum has served as a director of BiomX Inc. since April 2024. Ms. Blum began her career in public accounting at Ernst & Young, where she spent nearly seven years working with a diverse client base ranging from large, public international engagements to development-stage enterprises. Ms. Blum is a Certified Public Accountant, currently serves as a member of the BioNJ Cybersecurity Committee and holds a B.S. in Business Commerce from Santa Clara University.

There are no arrangements or understandings between Mses. Blum or Hurlburt or Dr. David and any other person pursuant to which Mses. Blum or Hurlburt or Dr. David were selected as officers, and there are no family relationships between Mses. Blum or Hurlburt or Dr. David and any of the Company’s directors or executive officers. None of Mses. Blum or Hurlburt or Dr. David have any direct or indirect material interest in any transaction or proposed transaction required to be reported under Item 404(a) of Regulation S-K.

The Company entered into employment agreements with each of Mses. Blum (entered into on August 28, 2025) and Hurlburt (entered into on August 29, 2025) and Dr. David (entered into on August 31, 2025) that will govern the terms of their employment (collectively, the “Executive Employment Agreements”) from and after the Closing Date. Pursuant to the terms of the Executive Employment Agreements, Mses. Blum and Hurlburt and Dr. David are entitled to receive an annual base salary of $488,000, $500,000, and $423,833, respectively, and each will be eligible for a target annual bonus equal to 45% of their base salary, based upon the achievement of corporate objectives for the Company as a whole for such fiscal year (except with respect to Ms. Blum’s bonus in respect of the 2025 fiscal year, which will be equal to 45% of her base salary with two-thirds deemed achieved at target level performance and the remaining one-third based on the achievement of corporate objectives). Further, the Company will grant Ms. Blum restricted stock units covering a number of shares of Common Stock with a value of $1,000,000 (determined based on the closing price of the Company’s Common Stock on the trading day immediately preceding the Closing Date), which will vest in equal annual installments over four years, subject to continued employment. Mses. Blum and Hurlburt and Dr. David will be eligible for additional equity awards commencing in 2026.

Pursuant to the Executive Employment Agreements, upon a termination by the Company other than for Cause (as defined in the Executive Employment Agreements) (other than as a result of death or disability), or by the Executive for Good Reason (as defined in the Executive Employment Agreements), the Executive will, subject to execution of a general release of claims, be entitled to (i) continuation of base salary for a period of nine months, (ii) payment of a prorated annual bonus for the year of termination based on the actual achievement of the specified bonus objectives (except with respect to Ms. Blum, in the event her employment is terminated prior to January 1, 2026, she will receive payment of her full annual bonus in respect of fiscal year 2025, in lieu of such prorated bonus), (iii) subsidized COBRA premiums for up to nine months, (iv) one year of additional time vesting of any then-outstanding equity awards (or, if such termination occurs within twenty-four months following a Corporate Transaction (as defined in the Company’s 2019 Omnibus Stock Incentive Plan), full vesting of all then-outstanding equity awards), and (v) any then-unpaid bonus in respect of service during the year preceding the year of termination.

The Executive Employment Agreements also contain customary confidentiality and non-disparagement covenants and non-competition and non-solicitation of employees and customers covenants that apply during employment and for a period of twelve months following any termination of employment.

The foregoing description of the Executive Employment Agreements is qualified in its entirety by reference to the full text of each of the Executive Employment Agreements, which are attached as Exhibits 10.3, 10.4 and 10.5, respectively, hereto and incorporated by reference herein.

Item 7.01. Regulation FD Disclosure.

On September 2, 2025, the Company issued a press release announcing the completion of the Merger and announcing the appointment of Susan Blum, Elizabeth Hurlburt and Matthew David as the Company’s Chief Financial Officer, Chief Operating Officer and Chief Business Officer, respectively. Pursuant to Regulation FD, a copy of the press release is furnished with this Current Report on Form 8-K as Exhibit 99.2 and incorporated by reference herein.

The information in this Item 7.01 not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit

2.1*	Agreement and Plan of Merger, dated as of August 7, 2025, by and among CorMedix Inc., Melinta Therapeutics, LLC, Coriander BidCo, LLC and Deerfield Private Design Fund IV, L.P., solely in its capacity as representative, agent and attorney-in-fact of the Company Members (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by the Company on August 7, 2025)
10.1*	Contingent Payment Agreement, dated August 29, 2025, by and among Deerfield Private Design Fund IV, L.P., Deerfield Private Design Fund III, L.P., CorMedix Inc., a Delaware corporation, Melinta Therapeutics, LLC, and Deerfield Private Design Fund IV, L.P., a Delaware limited partnership, solely in its capacity as representative
10.2	Registration Rights Agreement, dated August 29, 2025, by and among CorMedix Inc., Deerfield Private Design Fund IV, L.P., Deerfield Private Design Fund III, L.P. and each other Holder (as defined in the Registration Rights Agreement)
10.3	Employment Agreement by and between CorMedix, Inc. and Susan Blum, dated August 28, 2025
10.4	Employment Agreement by and between CorMedix, Inc. and Elizabeth Hurlburt, dated August 29, 2025
10.5	Employment Agreement by and between CorMedix, Inc. and Matthew David, dated August 31, 2025
99.1	Press Release, dated September 2, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Portions of this exhibit have been omitted pursuant to Item 601(b)(2)(ii) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CorMedix Inc.

Date: September 2, 2025	By:	/s/ Joseph Todisco
Joseph Todisco
Chief Executive Officer